Exhibit 99.1

Contact: Tracy McLauchlin, CFO
IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2019 First Quarter Results

HOUSTON — February 5, 2019 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2018.

First Quarter 2019 Highlights

•	Revenue of $243.8 million for the first quarter of fiscal 2019, an increase of 23% compared to $198.3 million for the first quarter of fiscal 2018

•	Operating income of $9.5 million for the first quarter of fiscal 2019, an increase of 217% compared to $3.0 million for the first quarter of fiscal 2018

•

Net income attributable to IES of $6.9 million, or $0.32 per diluted share, for the first quarter of fiscal 2019 compared to net loss attributable to IES of $29.6 million, or $1.39 per diluted share, for the first quarter of fiscal 2018, which included a December 2017 charge of $31.3 million related to the enactment of the Tax Cuts and Jobs Act

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) of $8.4 million, or $0.40 per diluted share, for the first quarter of fiscal 2019, compared to $2.4 million, or $0.11 per diluted share, for the first quarter of fiscal 2018

•	Backlog of approximately $538 million as of December 31, 2018, as compared to approximately $482 million as of September 30, 2018 and approximately $337 million as of December 31, 2017

Management Commentary

Robert Lewey, President, stated, “Our strong first quarter operating results, reflected by the significant 217% increase in operating income compared with the same period a year ago, demonstrates the focused execution of our strategy. In particular, our Communications segment benefitted from strong demand for its technology infrastructure services and excellent project execution, which is highlighted by robust revenue and operating margin increases. As we have grown we have also been successful in leveraging our SG&A expenses, especially at corporate, with consolidated SG&A as a percentage of revenue decreasing to 13.2%. Looking forward, we expect to see continued profitable growth from our backlog of $538 million, which is up $201 million from a year ago, reflecting strong demand and a positive outlook across our markets. We remain optimistic that we will build upon these results with continuing improvement in our operating performance.”

Tracy McLauchlin, Chief Financial Officer, added, “Our strong balance sheet and free cash flow allow us to execute a balanced capital allocation strategy that includes reinvesting in our businesses, strategic acquisitions, and opportunistic share repurchases. During the quarter we repurchased 46,133 shares for $0.7 million on the open market and continue to opportunistically repurchase our stock at attractive levels. We also reinvested $13 million in the form of working capital during the quarter in support of our continued growth.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $355 million at September 30, 2018, including approximately $133 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. During the first quarter of fiscal 2019, the Company repurchased 46,133 shares at an average price of $16.08 per share. The Company had 678,671 shares remaining under its stock repurchase authorization at December 31, 2018.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes and adjusted earnings per share attributable to IES Holdings, Inc., each of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain nonrecurring events such as litigation settlements or noncash events such as our valuation allowances release and write-down of our net deferred tax assets, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2018, to be filed with the Securities and Exchange Commission (“SEC”) by February 5, 2019, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our approximately 4,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
Revenues	$243.8	$198.3
Cost of services	202.2	165.2

Gross profit	41.6	33.1
Selling, general and administrative expenses	32.1	30.1

Operating income	9.5	3.0

Interest expense	0.5	0.4
Other (income) expense, net	—	(0.1)

Income from operations before income taxes	8.9	2.6
Provision for income taxes	1.9	32.2

Net income (loss)	7.0	(29.5)

Net income (loss) attributable to noncontrolling interest	(0.1)	(0.1)

Net income (loss) attributable to IES Holdings, Inc.	$6.9	$(29.6)

Earnings (loss) per share attributable to IES Holdings, Inc.:
Basic	$0.32	$(1.39)
Diluted	$0.32	$(1.39)

Shares used in the computation of earnings (loss) per share:
Basic (in thousands)	21,233	21,197
Diluted (in thousands)	21,261	21,197

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
Net income (loss) attributable to IES Holdings, Inc.	$6.9	$(29.6)
Provision for income taxes	1.9	32.2

Adjusted net income before taxes	8.8	2.6
Current tax expense (1)	(0.4)	(0.2)

Adjusted net income attributable to IES Holdings, Inc.	$8.4	$2.4

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.40	$0.11
Diluted	$0.40	$0.11

Shares used in the computation of earnings per share:
Basic (in thousands)	21,233	21,197
Diluted (in thousands)	21,261	21,197

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31, 2018	September 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20.6	$26.2
Accounts receivable:
Trade, net of allowance	161.3	151.6
Retainage	22.6	24.3
Inventories	23.9	21.0
Costs and estimated earnings in excess of billings	24.4	31.4
Prepaid expenses and other current assets	13.0	8.1

Total current assets	265.8	262.7

Property and equipment, net	26.1	25.4
Goodwill	50.7	50.7
Intangible assets, net	29.5	30.6
Deferred tax assets	45.0	46.6
Other non-current assets	6.0	6.1

Total assets	$423.1	$422.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	125.9	130.6
Billings in excess of costs and estimated earnings	35.3	33.8

Total current liabilities	161.2	164.4

Long-term debt	29.6	29.6
Other non-current liabilities	3.8	4.4

Total liabilities	194.6	198.4

Noncontrolling interest	3.3	3.2
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(8.9)	(8.9)
Additional paid-in capital	194.6	196.8
Retained earnings	39.3	32.3

Total stockholders’ equity	225.2	220.4

Total liabilities and stockholders’ equity	$423.1	$422.0

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7.0	$(29.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred financing cost amortization	0.1	0.1
Depreciation and amortization	2.4	2.2
Non-cash compensation expense	—	0.4
Deferred income taxes	1.9	32.2
Changes in operating assets and liabilities:
Accounts receivable	(9.8)	15.7
Inventories	(2.9)	(0.1)
Costs and estimated earnings in excess of billings	7.0	(0.5)
Prepaid expenses and other current assets	(3.0)	(0.4)
Other non-current assets	(1.4)	(0.1)
Accounts payable and accrued expenses	(3.6)	(12.7)
Billings in excess of costs and estimated earnings	1.5	(2.5)
Other non-current liabilities	(0.6)	0.2

Net cash provided by (used in) operating activities	(1.4)	5.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2.1)	(1.2)
Cash paid in conjunction with business combinations	—	(0.2)

Net cash used in investing activities	(2.1)	(1.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	0.1	—
Repayments of debt	(0.1)	(0.1)
Purchase of treasury stock	(2.2)	—

Net cash used in financing activities	(2.2)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5.7)	3.6
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	26.2	28.3

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$20.6	$31.9

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
Revenues
Commercial & Industrial	$72.6	$53.0
Communications	69.3	54.5
Infrastructure Solutions	29.5	21.7
Residential	72.5	69.2

Total revenue	$243.8	$198.3

Operating income (loss)
Commercial & Industrial	$2.0	$(0.9)
Communications	5.0	3.0
Infrastructure Solutions	1.4	0.1
Residential	3.9	4.1
Corporate	(2.8)	(3.3)

Total operating income (loss)	$9.5	$3.0